Exhibit 4.0
                       Specimen Common Stock Certificate


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                                 FEDERAL TRUST
                                  CORPORATION
                              WINTER PARK, FLORIDA
              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

COMMON STOCK

THIS CERTIFIES THAT
is the owner of

FULLY PAID AND NON-ASSESSABEL SHARES OF COMMON STOCK,
$.01 PAR VALUE PER SHARE OF
FEDERAL TRUST CORPORATION

The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation of the Corporation and any amendments thereto (copies of which are on file wiht the Transfer Agent) to all of which provisions the bolder by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, FEDERAL TRUST CORPORATION has caused the signatures of its duly authorized officers and the facsimilie seal of the Corporation to be affixed to this Certificate.


Dated

President           Secretary


(Seal)

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The Board of  Directors  of the  Corporation  is  authorized  by  resolution  or resolutions, from time to time adopted, to provide forthe issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferneces and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this Certificate may be cumulatively voted on any matter.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be contrued as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common
TEN ENT - as tenants by the entireeties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT ACT -  ____________ Custodian _________
                 (Cust)                 (Minor)

               Under Uniform Gifts to Minors
               Act ______________________________
                         (State)


Additional abbreviations may also be used though not in the above list
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
For value received,  ________________________  hereby sell,  assign and transfer unto
________________________________________________________________________________
________________________________________________________________________________
of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint
________________________________________________________________________________
________________________________________________________________________________

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution inthe premises.


Dated:________________________